UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2021

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Effective October 5, 2021, the Board of Directors of OneSpan, Inc. (the “Company”) appointed Jan Kees van Gaalen to assume the roles of Interim Chief Financial Officer and Treasurer, which previously had been held by John W. Bosshart. Mr. Bosshart continues to serve as the Company’s Chief Accounting Officer.

Mr. van Gaalen, age 64, has over 40 years of accounting, finance, and consulting experience, including 15 years in multiple chief financial officer roles. Since December 2019, he has served as an executive consultant to technology companies involved in SaaS, Big Data, AI, IT consulting and outsourced services, providing advice on board composition, governance, M&A, and NASDAQ listing requirements. From September 2018 through December 2019, Mr. van Gaalen served as Vice President and CFO of C&J Energy Services Inc., a provider of oilfield services and technologies. Mr. van Gaalen led the 2019 merger of equals between C&J Energy Services Inc. with competitor Keane Group Holdings LLC, which formed NexTier Oilfield Solutions Inc. (NYSE: NEX). From September 2015 through September 2018, Mr. van Gaalen served as Vice President and CFO of Kennametal Group Inc. (NYSE: KMT), a supplier of metal working products and industrial materials, where he was instrumental in implementing significant cost saving and modernization efforts. From April 2013 through July 2015, Mr. van Gaalen served as Executive Vice President and CFO of Dresser-Rand Group Inc, a provider of rotating equipment technologies and services mainly to the oil and gas industry, where he assisted in negotiating the sale to Siemens Energy AG (ETR: ENR). Earlier in his career, Mr. van Gaalen held several internationally-based finance and treasury leadership roles. Mr. van Gaalen holds an MBA with a concentration in finance from the HEC Management School in Jouy en Josas, France, and a BS in economics from Erasmus University in Rotterdam Netherlands.

In connection with Mr. van Gaalen’s appointment as interim Chief Financial Officer and Treasurer, he has entered into an interim services agreement (the “Services Agreement”) with the Company. The Services Agreement provides that, for the duration of Mr. van Gaalen’s tenure as interim Chief Financial Officer and Treasurer, Mr. van Gaalen will be entitled to compensation at a rate of $60,000 per month. The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

There is no other arrangement or understanding between Mr. van Gaalen and any other person pursuant to which Mr. van Gaalen was appointed as interim Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. van Gaalen and any director or executive officer of the Company, and Mr. van Gaalen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description
10.1	Services Agreement, dated as of October 5, 2021, by and between Jan Kees van Gaalen and ONESPAN North America Inc.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2021	OneSpan Inc.

/s/ Steven R. Worth
Steven R. Worth
Interim President and Chief Executive Officer, General Counsel, Chief Compliance Officer & Secretary